Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 2nd Quarter 2019 Results
Denver, Colorado, August 1, 2019 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2019.
Second quarter 2019 financial highlights:

•	Completed the sale of our DMG division to Optum.

•	Consolidated revenues of $2,843 million.

•	Operating income of $462 million.

•	Cash flows from continuing operations of $574 million.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$194	$200	$314	$391
Per share	$1.16	$1.15	$1.89	$2.19
Adjusted net income from continuing operations(1)	$203	$183	$356	$374
Per share adjusted(1)	$1.22	$1.05	$2.13	$2.10
Net income	$274	$267	$423	$446
Per share	$1.64	$1.53	$2.54	$2.51

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Operating income:	(dollars in millions)
Operating income	$462	$438	$802	$849
Adjusted operating income(1)	$462	$419	$843	$829

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.
DaVita Medical Group sale: As previously disclosed, on June 19, 2019, we completed the sale of our DaVita Medical Group (DMG) division to Collaborative Care Holdings, LLC (Optum), a subsidiary of UnitedHealth Group Inc., for an aggregate purchase price of $4.34 billion, prior to certain adjustments specified in the related purchase agreement, as amended. We recorded a preliminary pre-tax net loss of approximately $23 million related to this divestiture.
Upon the completion of the DMG sale we were required to make mandatory prepayments on debt outstanding under our senior secured credit facility, and we subsequently used the full $4.47 billion in preliminary net proceeds received at closing to prepay term debt outstanding. As a result of these prepayments we recognized a charge of $12 million to write off debt discount and deferred financing costs.

Financial and operating metrics:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cash flow:	(dollars in millions)
Operating cash flow	$610	$562	$751	$925
Operating cash flow from continuing operations	$574	$606	$647	$812
Free cash flow from continuing operations(1)	$461	$470	$410	$532

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.
Volume: Total U.S. dialysis treatments for the second quarter of 2019 were 7,520,587, or an average of 96,418 treatments per day, representing a per day increase of 2.6% over the second quarter of 2018. Normalized non-acquired treatment growth in the second quarter of 2019 as compared to the second quarter of 2018 was 2.1%.
Effective income tax rate: Our effective income tax rate on income from continuing operations was 23.5% and 24.6% for the three and six months ended June 30, 2019, respectively. This effective income tax rate is impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate on income from continuing operations attributable to DaVita Inc. was 28.0% and 29.6% for the three and six months ended June 30, 2019, respectively.
Our effective income tax rate on income from continuing operations attributable to DaVita Inc. for the three and six months ended June 30, 2019 was further impacted by the write-off of deferred financing costs and other debt costs and the six months ended June 30, 2019 was also impacted by the goodwill impairment charge recognized in the first quarter of 2019. Excluding these items from the three and six months ended June 30, 2019, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. would have been 27.9% and 28.9% for the three and six months ended June 30, 2019, respectively.
Center activity: As of June 30, 2019, we provided dialysis services to a total of approximately 231,700 patients at 2,971 outpatient dialysis centers, of which 2,723 centers were located in the United States and 248 centers were located in nine countries outside of the United States. During the second quarter of 2019, we opened a total of 33 new dialysis centers, acquired three dialysis centers and closed two dialysis centers in the United States. In addition, we acquired five dialysis centers outside of the United States during the second quarter of 2019.
Share repurchases: During the quarter ended June 30, 2019, we repurchased a total of 2,059,976 shares of our common stock for approximately $112 million at an average price of $54.46 per share. We have also repurchased 4,214,205 shares of our common stock for $238 million at an average price of $56.43 per share from July 1, 2019 through July 17, 2019. On July 17, 2019, our Board of Directors terminated all remaining prior share repurchase authorizations available to the Company and approved a new share repurchase authorization in the amount of $2.0 billion.
On July 22, 2019, we commenced a modified "Dutch auction” tender offer for up to $1.2 billion of our common stock at a price per share not less than $53.50 and not more than $61.50. The tender offer will expire at 12:00 midnight Eastern time at the end of the day on August 16, 2019, unless extended or terminated. The tender offer is contingent on successful execution of the bank financing described below on terms reasonably acceptable to the Company.
Debt Transactions: As previously announced, we plan to enter into a new bank financing consisting of a $1.0 billion secured revolving loan facility, a $1.75 billion secured term loan A facility with a delayed draw feature and a $2.5 billion secured term loan B facility. We expect to use the proceeds from the bank financing to pay off the remaining balances outstanding under our Term Loan B and revolving line of credit under our existing senior secured credit facility, to call the Company's outstanding 5.75% Senior Notes due 2022 (Senior Notes), to fund the tender offer described above, and to add cash to the balance sheet for potential future share repurchases, acquisitions, and other general corporate purposes. This press release does not constitute a call notice. The Company expects the call notice for the Senior Notes to be issued following completion of the bank financing.
As of July 31, 2019, $502 million and $650 million remained outstanding on our Term Loan B and revolving line of credit, respectively, under our existing senior secured credit facility.

Outlook:
As previously announced on July 22, 2019, the Company updated its adjusted operating income (a non-GAAP financial measure) guidance for fiscal year 2019 to a range of $1.64 billion to $1.70 billion. The Company's prior guidance at the time for adjusted operating income for fiscal year 2019 was $1.54 billion to $1.64 billion.
The Company is now providing further fiscal year 2019 guidance as follows:

	Current 2019 guidance		Prior 2019 guidance
	Low	High	Low	High
	(dollars in millions)
Operating cash flow from continuing operations	$1,450	$1,625	$1,375	$1,575
Capital expenditures from continuing operations	$800	$840	$800	$840
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.5%	29.5%	28.5%	29.5%
These forward-looking measures and their underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income or effective tax rate on income from continuing operations on a GAAP basis nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including goodwill impairment charges and foreign currency fluctuations, any of which may be significant. The guidance for effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.
We will be holding a conference call to discuss our results for the second quarter ended June 30, 2019, on August 1, 2019, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based solely on information available to us on the date of this release. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2019 adjusted consolidated operating income, our 2019 operating cash flow from continuing operations, our 2019 effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc., our 2019 capital expenditures from continuing operations, our expectations regarding the tender offer, the proposed bank financing and the use of proceeds therefrom, and the proposed redemption of our Senior Notes.
Our actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation, and the extent to which such developments result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans, or other material impacts to our business;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters;

•
the impact of the changing political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis; and our ability to complete the tender offer, new bank financing and redemption of our Senior Notes as described above on the terms currently contemplated or at all;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the variability of our cash flows; the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•	factors that may impact our ability to repurchase stock under our stock repurchase program (including the tender offer described above) and the timing of any such stock repurchases;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
uncertainties related to our use of the proceeds from the DMG sale transaction and other available funds, including external financing and cash flow from operations, which may be or have been used in ways that we cannot assure will improve our results of operations or enhance the value of our common stock; and

•
uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q, and the other risks and uncertainties discussed in any subsequent reports that we file or furnish to the SEC from time to time.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Dialysis and related lab patient service revenues	$2,734,065	$2,718,403	$5,369,217	$5,309,477
Provision for uncollectible accounts	(10,249)	(49,406)	(15,712)	(23,861)
Net dialysis and related lab patient service revenues	2,723,816	2,668,997	5,353,505	5,285,616
Other revenues	118,889	217,956	232,312	450,781
Total revenues	2,842,705	2,886,953	5,585,817	5,736,397
Operating expenses and charges:
Patient care costs	1,957,753	2,069,089	3,922,688	4,104,674
General and administrative	275,338	264,094	526,151	530,623
Depreciation and amortization	152,242	147,079	300,770	289,878
Provision for uncollectible accounts	—	(2,100)	—	(8,100)
Equity investment income	(4,514)	(9,795)	(7,222)	(9,950)
Impairment of other assets	—	11,245	—	11,245
Goodwill impairment charges	—	3,106	41,037	3,106
Gain on changes in ownership interest, net	—	(33,957)	—	(33,957)
Total operating expenses and charges	2,380,819	2,448,761	4,783,424	4,887,519
Operating income	461,886	438,192	802,393	848,878
Debt expense	(131,666)	(119,692)	(263,185)	(233,208)
Debt prepayment charges	(12,160)	—	(12,160)	—
Other income, net	5,643	1,994	12,583	6,576
Income from continuing operations before income taxes	323,703	320,494	539,631	622,246
Income tax expense	75,938	83,868	132,684	154,605
Net income from continuing operations	247,765	236,626	406,947	467,641
Net income from discontinued operations, net of tax	79,392	69,696	109,697	63,910
Net income	327,157	306,322	516,644	531,551
Less: Net income attributable to noncontrolling interests	(53,606)	(39,046)	(93,804)	(85,589)
Net income attributable to DaVita Inc.	$273,551	$267,276	$422,840	$445,962
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.17	$1.16	$1.89	$2.23
Basic net income per share	$1.64	$1.56	$2.54	$2.54
Diluted net income from continuing operations per share	$1.16	$1.15	$1.89	$2.19
Diluted net income per share	$1.64	$1.53	$2.54	$2.51
Weighted average shares for earnings per share:
Basic	166,346,041	171,617,238	166,366,886	175,267,270
Diluted	166,799,525	174,105,884	166,789,978	177,949,934
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$194,223	$199,603	$314,477	$390,618
Net income from discontinued operations	79,328	67,673	108,363	55,344
Net income attributable to DaVita Inc.	$273,551	$267,276	$422,840	$445,962

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income	$327,157	$306,322	$516,644	$531,551
Other comprehensive income, net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(31)	(268)	(611)	782
Reclassifications of net realized losses into net income	1,606	1,537	3,212	3,074
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	12,365	(50,529)	(1,288)	(30,648)
Other comprehensive income (loss)	13,940	(49,260)	1,313	(26,792)
Total comprehensive income	341,097	257,062	517,957	504,759
Less: Comprehensive income attributable to noncontrolling interests	(53,606)	(39,046)	(93,804)	(85,589)
Comprehensive income attributable to DaVita Inc.	$287,491	$218,016	$424,153	$419,170

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$516,644	$531,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	300,770	289,878
Impairment charges	41,037	14,351
Stock-based compensation expense	29,045	19,861
Deferred income taxes	60,706	56,882
Equity investment income (loss), net	2,631	(434)
Loss (gain) on sales of business interests, net	23,022	(59,053)
Other non-cash charges, net	25,857	44,337
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(288,437)	(101,746)
Inventories	11,542	71,632
Other receivables and other current assets	(5,142)	(91,685)
Other long-term assets	(410)	3,454
Accounts payable	(68,887)	35,228
Accrued compensation and benefits	(88,473)	23,818
Other current liabilities	151,780	58,321
Income taxes	57,551	24,356
Other long-term liabilities	(18,121)	3,824
Net cash provided by operating activities	751,115	924,575
Cash flows from investing activities:
Additions of property and equipment	(373,918)	(473,977)
Acquisitions	(65,970)	(89,465)
Proceeds from asset and business sales	3,851,381	116,241
Purchase of other debt and equity investments	(4,812)	(4,195)
Purchase of investments held-to-maturity	(3,322)	(3,726)
Proceeds from sale of other debt and equity investments	5,893	5,662
Proceeds from investments held-to-maturity	—	32,628
Purchase of equity investments	(6,715)	(10,241)
Distributions received on equity investments	155	3,009
Net cash provided by (used in) investing activities	3,402,692	(424,064)
Cash flows from financing activities:
Borrowings	32,367,300	28,128,131
Payments on long-term debt and other financing costs	(33,531,409)	(27,556,348)
Purchase of treasury stock	(73,078)	(805,179)
Distributions to noncontrolling interests	(95,714)	(94,006)
Stock award exercises and other share issuances, net	2,107	3,132
Contributions from noncontrolling interests	31,281	31,569
Proceeds from sales of additional noncontrolling interest	—	15
Purchases of noncontrolling interests	(11,040)	(13,223)
Net cash used in financing activities	(1,310,553)	(305,909)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(77)	(3,473)
Net increase in cash, cash equivalents and restricted cash	2,843,177	191,129
Less: Net (decrease) increase in cash, cash equivalents and restricted cash from discontinued operations	(423,813)	229,901
Net increase (decrease) in cash, cash equivalents and restricted cash from continuing operations	3,266,990	(38,772)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	415,420	518,920
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$3,682,410	$480,148

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$3,575,638	$323,038
Restricted cash and equivalents	106,772	92,382
Short-term investments	5,213	2,935
Accounts receivable, net	2,010,801	1,858,608
Inventories	96,819	107,381
Other receivables	525,004	469,796
Income tax receivable	15,783	68,614
Prepaid and other current assets	54,599	111,840
Current assets held for sale, net	—	5,389,565
Total current assets	6,390,629	8,424,159
Property and equipment, net of accumulated depreciation of $3,649,978 and $3,524,098	3,405,315	3,393,669
Operating lease right-of-use assets	2,790,885	—
Intangible assets, net of accumulated amortization of $75,283 and $80,566	120,574	118,846
Equity method and other investments	225,677	224,611
Long-term investments	35,051	35,424
Other long-term assets	97,443	71,583
Goodwill	6,865,386	6,841,960
	$19,930,960	$19,110,252
LIABILITIES AND EQUITY
Accounts payable	$388,955	$463,270
Other liabilities	726,011	595,850
Accrued compensation and benefits	628,022	658,913
Current portion of operating lease liabilities	372,625	—
Current portion of long-term debt	3,591,331	1,929,369
Current liabilities held for sale	—	1,243,759
Total current liabilities	5,706,944	4,891,161
Long-term operating lease liabilities	2,689,249	—
Long-term debt	5,377,798	8,172,847
Other long-term liabilities	134,605	450,669
Deferred income taxes	593,562	562,536
Total liabilities	14,502,158	14,077,213
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,185,733	1,124,641
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 166,532,889 and 166,387,307 shares issued and 164,472,913 and 166,387,307 shares outstanding, respectively)	167	166
Additional paid-in capital	989,021	995,006
Retained earnings	3,205,910	2,743,194
Treasury stock (2,059,976 and zero shares, respectively)	(112,189)	—
Accumulated other comprehensive loss	(33,611)	(34,924)
Total DaVita Inc. shareholders' equity	4,049,298	3,703,442
Noncontrolling interests not subject to put provisions	193,771	204,956
Total equity	4,243,069	3,908,398
	$19,930,960	$19,110,252

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
1. Consolidated business metrics:
Operating income margin	16.2%	12.4%	15.2%	14.4%
Adjusted operating income margin excluding certain items(1)(5)	16.2%	13.9%	14.5%	15.1%
General and administrative expenses as a percent of consolidated revenues(2)	9.7%	9.1%	9.1%	9.4%
Effective income tax rate on income from continuing operations	23.5%	26.3%	26.2%	24.6%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	28.0%	32.0%	29.5%	29.6%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	27.9%	30.1%	30.7%	28.9%

2. Summary of division financial results:
Revenues
U.S. net dialysis and related lab patient services and other	$2,637	$2,547	$2,588	$5,185
Other—Ancillary services and strategic initiatives
U.S. other	114	109	221	224
International net dialysis patient service and other	125	120	107	245
	239	230	328	469
Eliminations	(34)	(34)	(29)	(68)
Total consolidated revenues	$2,843	$2,743	$2,887	$5,586
Operating income (loss)
U.S. dialysis and related lab services	$499	$417	$449	$916
Other—Ancillary services and strategic initiatives
U.S.	(16)	(15)	4	(31)
International	1	(43)	(1)	(42)
	(15)	(58)	3	(73)
Corporate administrative support expenses	(22)	(19)	(14)	(41)
Total consolidated operating income	$462	$341	$438	$802

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
3. Summary of reportable segment financial results:
U.S. Dialysis and Related Lab Services
Revenue:
Net dialysis and related lab patient service revenues	$2,632	$2,542	$2,583	$5,174
Other revenues	6	5	5	10
Total operating revenues	2,637	2,547	2,588	5,185
Operating expenses:
Patient care costs	1,785	1,797	1,810	3,582
General and administrative	216	197	196	413
Depreciation and amortization	145	141	138	285
Equity investment income	(7)	(5)	(6)	(12)
Total operating expenses	2,139	2,130	2,139	4,269
Segment operating income	$499	$417	$449	$916

4. U.S. Dialysis and Related Lab Services Business metrics:
Volume
Treatments	7,520,587	7,297,460	7,331,590	14,818,046
Number of treatment days	78.0	76.6	78.0	154.6
Average treatments per day	96,418	95,267	93,995	95,848
Per day year over year increase	2.6%	2.9%	4.2%	2.7%
Normalized non-acquired treatment growth year over year	2.1%	2.4%	3.4%
Operating net revenues
Dialysis and related lab services net revenue per treatment	$349.97	$348.37	$352.37	$349.18
Expenses
Patient care costs per treatment	$237.34	$246.29	$246.90	$241.75
General and administrative expenses per treatment	$28.68	$27.00	$26.80	$27.85
Accounts receivable
Net receivables	$1,816	$1,794	$1,646
DSO	63	64	59

5. Discontinued operations:
Operating results
Net revenues	$1,331	$1,382	$1,252	$2,713
Expenses	1,202	1,338	1,193	2,540
Income from operations of discontinued operations before taxes	129	44	60	173
Loss on sale of discontinued operations, before taxes	(23)	—	—	(23)
Income tax expense (benefit)	27	14	(10)	41
Net income from discontinued operations, net of tax	$79	$30	$70	$110

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
6. Cash Flow:
Operating cash flow	$610	$141	$562	$751
Operating cash flow from continuing operations	$574	$73	$606	$647
Operating cash flow from continuing operations, last twelve months	$1,316	$1,348	$1,454
Free cash flow from continuing operations(1)	$461	$(52)	$470	$410
Free cash flow from continuing operations, last twelve months(1)	$748	$756	$902
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$61	$80	$87	$142
Development and relocations	$95	$99	$132	$194
Acquisition expenditures	$54	$10	$73	$64
Proceeds from sale of self-developed properties	$14	$12	$8	$27

7. Debt and Capital Structure:
Total debt(3)(4)	$9,004	$10,512	$10,002
Net debt, net of cash and cash equivalents(3)(4)	$5,428	$10,053	$9,613
Leverage ratio (see calculation on page 13)	2.47x	4.62x	3.99x
Weighted average effective interest rate:
During the quarter	5.17%	5.16%	4.91%
At end of the quarter	5.30%	5.14%	4.99%
On the senior secured credit facilities at end of the quarter	5.31%	5.00%	4.72%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	54%	46%	49%
Debt with rates fixed or capped by cap agreements	93%	79%	84%
Share repurchases	$112	$—	$512	$112
Number of shares repurchased	2,059,976	—	7,797,712	2,059,976
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs.

(3)
The reported balance sheet amounts at June 30, 2019, March 31, 2019 and June 30, 2018, exclude $34.5 million, $48.5 million and $57.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for March 31, 2019 and June 30, 2018.

(4)
The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, as of March 31, 2019 and June 30, 2018.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)

Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). As allowed by the Credit Agreement, the Company has elected to calculate debt using the existing GAAP in place at the commencement of the Credit Agreement; therefore, the Company has not adjusted its debt balance to include the lease liabilities under ASC Topic 842. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net income attributable to DaVita Inc.	$548,180	$129,997	$534,882
Income taxes	236,479	350,689	(290,623)
Interest expense	476,507	462,877	416,933
Depreciation and amortization	601,927	596,764	677,119
Impairment charges	47,130	103,018	895,457
Noncontrolling interests and equity investment income, net	194,434	173,609	184,438
Stock-settled stock-based compensation	77,766	75,489	37,346
Debt prepayment charges	12,160	—	—
Gain on changes in ownership interest, net	(26,646)	(85,699)	(76,182)
Valuation adjustment on disposal group	—	316,840	—
Other	56,176	22,712	14,957
“Consolidated EBITDA”	$2,224,113	$2,146,296	$2,394,327

	June 30, 2019	March 31, 2019	June 30, 2018
Total debt, excluding debt discount and other deferred financing costs(1)	$9,003,631	$10,548,104	$10,038,699
Letters of credit issued	72,763	79,099	36,917
	9,076,394	10,627,203	10,075,616
Less: Cash and cash equivalents including short-term investments(2)	(3,578,751)	(710,603)	(526,819)
Consolidated net debt	$5,497,643	$9,916,600	$9,548,797
Last twelve months “Consolidated EBITDA”	$2,224,113	$2,146,296	$2,394,327
Leverage ratio	2.47x	4.62x	3.99x
_________________

(1)
The reported total debt amounts at June 30, 2019, March 31, 2019 and June 30, 2018, exclude $34.5 million, $48.5 million and $57.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.

(2)
Excluding DMG’s physician owned entities cash for the twelve months ended March 31, 2019 and June 30, 2018 and amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented.

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of June 30, 2019. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities, and the effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and development activities and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	June 30, 2019		March 31, 2019		June 30, 2018
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$194,223	$1.16	$120,254	$0.72	$199,603	$1.15
Operating charges:
Goodwill impairment charges	—	—	41,037	0.25	3,106	0.02
Impairment of other assets	—	—	—	—	11,245	0.06
Gain on changes in ownership interests, net	—	—	—	—	(33,957)	(0.20)
Debt prepayment charges	12,160	0.07	—	—	—	—
Related income tax	(3,130)	(0.02)	(8,865)	(0.05)	2,652	0.02
Adjusted net income from continuing operations attributable to DaVita Inc.	$203,253	$1.22	$152,426	$0.91	$182,649	$1.05

	Six months ended
	June 30, 2019		June 30, 2018
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$314,477	$1.89	$390,618	$2.19
Operating charges:
Goodwill impairment charges	41,037	0.25	3,106	0.02
Impairment of other assets	—	—	11,245	0.06
Gain on changes in ownership interests, net	—	—	(33,957)	(0.19)
Debt prepayment charges	12,160	0.07	—	—
Related income tax	(11,995)	(0.07)	2,652	0.01
Adjusted net income from continuing operations attributable to DaVita Inc.	$355,679	$2.13	$373,664	$2.10
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income

	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Consolidated:
Operating income	$461,886	$340,507	$438,192	$802,393	$848,878
Goodwill impairment charges	—	41,037	3,106	41,037	3,106
Impairment of other assets	—	—	11,245	—	11,245
Gain on changes in ownership interests, net	—	—	(33,957)	—	(33,957)
Adjusted operating income	$461,886	$381,544	$418,586	$843,430	$829,272

	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Consolidated:
U.S. dialysis and related lab services:
Segment operating income	$498,957	$416,981	$449,443	$915,939	$882,822
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating (loss) income	$(15,652)	$(14,918)	$3,953	$(30,570)	$(1,233)
Impairment of other assets	—	—	11,245	—	11,245
Gain on changes in ownership interests	—	—	(35,205)	—	(35,205)
Adjusted operating loss	$(15,652)	$(14,918)	$(20,007)	$(30,570)	$(25,193)
International
Segment operating income (loss)	$602	$(42,712)	$(1,138)	$(42,110)	$(2,942)
Goodwill impairment charge	—	41,037	3,106	41,037	3,106
Loss on changes in ownership interests	—	—	1,248	—	1,248
Adjusted operating income (loss)	$602	$(1,675)	$3,216	$(1,073)	$1,412
Adjusted Other - Ancillary services and strategic initiatives operating loss	$(15,050)	$(16,593)	$(16,791)	$(31,643)	$(23,781)
Corporate administrative support expenses	$(22,021)	$(18,844)	$(14,066)	$(40,866)	$(29,769)
Adjusted operating income	$461,886	$381,544	$418,586	$843,430	$829,272
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
Income from continuing operations before income taxes	$323,703	$215,928	$320,494	$539,631
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(53,916)	(39,008)	(37,374)	(92,924)
Income before income taxes attributable to DaVita Inc.	$269,787	$176,920	$283,120	$446,707

Income tax expense	$75,938	$56,746	$83,868	$132,684
Less: Income tax attributable to noncontrolling interests	(374)	(80)	(351)	(454)
Income tax expense attributable to DaVita Inc.	$75,564	$56,666	$83,517	$132,230

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	28.0%	32.0%	29.5%	29.6%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
Income from continuing operations before income taxes	$323,703	$215,928	$320,494	$539,631
Operating charges:
Goodwill impairment charges	—	41,037	3,106	41,037
Impairment of other assets	—	—	11,245	—
Gain on changes in ownership interests, net	—	—	(33,957)	—
Debt prepayment charges	12,160	—	—	12,160
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(53,916)	(39,008)	(37,374)	(92,924)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$281,947	$217,957	$263,514	$499,904
Income tax expense	$75,938	$56,746	$83,868	$132,684
Add income tax related to:
Goodwill impairment charges	—	8,865	598	8,865
Impairment of other assets	—	—	2,895	—
Gain on changes in ownership interests, net	—	—	(6,145)	—
Debt prepayment charges	3,130	—	—	3,130
Less income tax related to:
Noncontrolling interests	(374)	(80)	(351)	(454)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$78,694	$65,531	$80,865	$144,225
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	27.9%	30.1%	30.7%	28.9%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations

	Three months ended			Six months ended June 30, 2019
	June 30, 2019	March 31, 2019	June 30, 2018
Net cash provided by continuing operating activities	$574,203	$73,064	$605,601	$647,267
Less: Distributions to noncontrolling interests	(51,484)	(44,230)	(48,539)	(95,714)
Cash provided by continuing operating activities attributable to DaVita Inc.	522,719	28,834	557,062	551,553
Less: Expenditures for routine maintenance and information technology	(61,298)	(80,390)	(86,871)	(141,688)
Free cash flow from continuing operations	$461,421	$(51,556)	$470,191	$409,865

	Rolling 12-Month Period
	June 30, 2019	March 31, 2019	June 30, 2018
Net cash provided by continuing operating activities	$1,316,331	$1,347,729	$1,453,942
Less: Distributions to noncontrolling interests	(198,149)	(195,204)	(188,823)
Cash provided by continuing operating activities attributable to DaVita Inc.	1,118,182	1,152,525	1,265,119
Less: Expenditures for routine maintenance and information technology	(370,587)	(396,160)	(362,883)
Free cash flow from continuing operations	$747,595	$756,365	$902,236
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.